                                                                 Exhibit 10(gg)

                                                                 EXECUTION COPY



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                          TOLLING SERVICES AGREEMENT


                           Dated as of June 3, 1998


                                   between


                                CRYSTECH, LLC


                                     and


                        AMERICAN CRYSTAL SUGAR COMPANY


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

                              TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
ARTICLE 1 DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

ARTICLE 2 TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
     Section 2.1    Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
     Section 2.2    Termination by the Company . . . . . . . . . . . . . . . . . .     5
     Section 2.3    Termination by Customer. . . . . . . . . . . . . . . . . . . .     6
     Section 2.4    Continuing Obligation to Pay Tolling Fee . . . . . . . . . . .     6
     Section 2.5    Effects of Termination . . . . . . . . . . . . . . . . . . . .     6

ARTICLE 3 PROVISION OF TOLLING SERVICES; FEEDSTOCK DELIVERY;
          UTILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     Section 3.1    Tolling Services . . . . . . . . . . . . . . . . . . . . . . .     7
     Section 3.2    Delivery of Feedstock and Redelivery of
                    Tolling Product. . . . . . . . . . . . . . . . . . . . . . . .     7
     Section 3.3    Feedstock Delivery . . . . . . . . . . . . . . . . . . . . . .     8
     Section 3.4    Testing; Obligations of the Company at MDS Facility;
                    Operational Coordination . . . . . . . . . . . . . . . . . . .     8
     Section 3.5    Utilities. . . . . . . . . . . . . . . . . . . . . . . . . . .     8
     Section 3.6    Scheduling of Maintenance. . . . . . . . . . . . . . . . . . .     8
     Section 3.7    Exclusive Arrangements . . . . . . . . . . . . . . . . . . . .     8

ARTICLE 4 OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

ARTICLE 5 FEEDSTOCK SPECIFICATIONS . . . . . . . . . . . . . . . . . . . . . . . .     9
     Section 5.1    Feedstock Quality. . . . . . . . . . . . . . . . . . . . . . .     9
     Section 5.2    Failure of Feedstock to Conform to Specifications. . . . . . .     9

ARTICLE 6 RATES AND BILLING. . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     Section 6.1    Tolling Fee. . . . . . . . . . . . . . . . . . . . . . . . . .     9
     Section 6.2    Billing. . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     Section 6.3    Operating Costs Prior to Start Date. . . . . . . . . . . . . .    10
     Section 6.4    Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

ARTICLE 7 MEASUREMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     Section 7.1    Metering Facilities. . . . . . . . . . . . . . . . . . . . . .    10
     Section 7.2    Preservation of Records. . . . . . . . . . . . . . . . . . . .    11

ARTICLE 8 FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
     Section 8.1    Definition of Force Majeure. . . . . . . . . . . . . . . . . .    11
     Section 8.2    Examples of Force Majeure. . . . . . . . . . . . . . . . . . .    11
     Section 8.3    Consequences of Force Majeure. . . . . . . . . . . . . . . . .    11

ARTICLE 9 CURTAILMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
     Section 9.1    Curtailment Rights . . . . . . . . . . . . . . . . . . . . . .    12
     Section 9.2    Notice of Curtailment. . . . . . . . . . . . . . . . . . . . .    12

ARTICLE 10 LIABILITIES AND INSURANCE . . . . . . . . . . . . . . . . . . . . . . .    12
     Section 10.1   Loss Responsibilities. . . . . . . . . . . . . . . . . . . . .    12
     Section 10.2   Customer Liability for Damages . . . . . . . . . . . . . . . .    13
     Section 10.3   Limitation of Liabilities. . . . . . . . . . . . . . . . . . .    13

ARTICLE 11 ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
     Section 11.1   Assignment by Customer . . . . . . . . . . . . . . . . . . . .    13
     Section 11.2   Assignment by the Company to Noteholders . . . . . . . . . . .    13
     Section 11.3   Transfer, Assignment, or Sale of Interest in MDS
                    Facilities . . . . . . . . . . . . . . . . . . . . . . . . . .    13

ARTICLE 12 DISPUTE RESOLUTION. . . . . . . . . . . . . . . . . . . . . . . . . . .    14
     Section 12.1   Disputes . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
     Section 12.2   Continuation of Performance. . . . . . . . . . . . . . . . . .    15
     Section 12.3   No Limit on Remedies . . . . . . . . . . . . . . . . . . . . .    15

ARTICLE 13 REPRESENTATIONS AND WARRANTIES; ADDITIONAL
           COVENANTS OF CUSTOMER . . . . . . . . . . . . . . . . . . . . . . . . .    15
     Section 13.1   Representations and Warranties of Customer . . . . . . . . . .    15
     Section 13.2   Covenants of Customer. . . . . . . . . . . . . . . . . . . . .    16

ARTICLE 14 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
     Section 14.1   Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . .    16
     Section 14.2   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
     Section 14.3   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
     Section 14.4   Beneficiaries. . . . . . . . . . . . . . . . . . . . . . . . .    17
     Section 14.5   Relationship of Parties. . . . . . . . . . . . . . . . . . . .    17
     Section 14.6   Survival of Incurred Obligations . . . . . . . . . . . . . . .    17
     Section 14.7   Reasonableness in Performance. . . . . . . . . . . . . . . . .    17
     Section 14.8   Waiver of Breach . . . . . . . . . . . . . . . . . . . . . . .    17
     Section 14.9   Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
     Section 14.10  Severability . . . . . . . . . . . . . . . . . . . . . . . . .    17
     Section 14.11  Choice of Law. . . . . . . . . . . . . . . . . . . . . . . . .    17
     Section 14.12  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
     Section 14.13  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .    18
     Section 14.14  Submission to Jurisdiction . . . . . . . . . . . . . . . . . .    18
     Section 14.15  Further Assurances.. . . . . . . . . . . . . . . . . . . . . .    18

Schedule 2.3 - Calculation of Recovery Rate
Schedule 5.1 - Feedstock Specifications

          THIS TOLLING SERVICES AGREEMENT (the "AGREEMENT") dated as of June 3, 1998 by and between CRYSTECH, LLC (the "COMPANY"), a limited liability company organized under the laws of the State of Delaware, and AMERICAN CRYSTAL SUGAR COMPANY, a cooperative owned by sugarbeet growers in Minnesota and North Dakota ("CUSTOMER"). The Company and Customer are herein each individually referred to as a "PARTY" and collectively referred to as the "PARTIES".


                                   RECITALS

          WHEREAS, Customer owns and operates several sugar processing plants in the area of the Red River Valley in North Dakota and Minnesota, including a sugar processing plant in Hillsboro, North Dakota consisting of unloading, extraction and storage facilities and appurtenant facilities and equipment related thereto (the "ACS HILLSBORO COMPLEX");

          WHEREAS, Customer wishes to maximize the amount of sugar extracted from the beet molasses processed at the ACS Hillsboro Complex and such other sugar processing plants and has accordingly formed, together with Newcourt Capital USA Inc., the Company to provide additional processing as more fully described herein;

          WHEREAS, the Company will construct and own and will cause the Operator named herein to operate and maintain a molasses desugarization facility located within the ACS Hillsboro Complex (the "MOLASSES DESUGARIZATION FACILITY" or the "MDS FACILITY") which will receive the Feedstock (as defined below) from Customer from time to time for the purpose of extracting additional sugar therefrom;

          WHEREAS, Customer desires that the Company make the MDS Facility available to Customer for the purpose of receiving Feedstock from Customer at the Point of Receipt (as defined below) to be Processed (as defined herein) and redelivering Tolling Product (as defined below) at the applicable Point of Redelivery (as defined below) for Customer's use, and the Company desires to provide such services (the "TOLLING SERVICES"); and

          WHEREAS, the Company and Customer further desire to cooperate in the providing of Utilities (as defined below) to the Molasses Desugarization Facility for the purpose of allowing the efficient operation of the Molasses Desugarization Facility.

          NOW THEREFORE, in consideration of these premises and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Customer, intending to be legally bound, hereby agree to the following:


                                  ARTICLE 1
                                 DEFINITIONS

          Unless otherwise indicated, capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in Annex I to the within-mentioned Note Purchase Agreement, whether specifically set forth therein or by reference to another document. In addition, the following capitalized terms contained herein, whether used in the singular or plural, shall be defined as provided in this Article 1. Any definition of or reference to any agreement, instrument or other document herein shall be construed to mean such agreement, instrument or document as amended, supplemented or otherwise modified and in effect from time to time, and shall include a reference to all schedules, exhibits and attachments thereto.

          "AAA" has the meaning set forth in Section 12.1.

          "ACS HILLSBORO COMPLEX" has the meaning set forth in the first "Whereas" clause hereof.

          "AFFILIATE" of any designated Person means (i) any director, officer or employee of such Person or (ii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, PROVIDED that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

          "BUSINESS DAY" means any day that is not a Saturday, Sunday, or a banking holiday under the laws of the United States or the States of North Dakota or Minnesota.

          "CEO" has the meaning set forth in Section 12.1.

          "DAY" means a 24-hour period beginning and ending at 24:00 midnight Central time.

          "DISPUTE NOTICE" has the meaning set forth in Section 12.1.

          "DOLLARS" means the currency of the United States of America.

          "EPC CONTRACT" means the Engineering, Procurement and Construction Contract dated as of May [__], 1998 between the Company and Process Systems Incorporated Construction Company.

          "FEEDSTOCK" means beet molasses.

          "FEEDSTOCK SPECIFICATIONS" has the meaning set forth in Section 5.1.

          "FORCE MAJEURE" has the meaning set forth in Section 8.1.

          "GOVERNMENTAL APPROVALS" means all approvals, permits, waivers, exemptions, consents, variances, franchises, registrations, authorizations, licenses or similar orders of, or from, any Governmental Body.

          "GOVERNMENTAL BODY" means any government or department, district or other political subdivision thereof or governmental body, agency, authority, department, commission (including without limitation any taxing authority or political subdivision), autonomous regional corporation or other entity or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "INCREMENTAL METERING EQUIPMENT" has the meaning set fourth in Section
7.1 of the Tolling Agreement.

          "LATE PAYMENT RATE" means a rate per annum equal to [2% above the Applicable Interest Rate].

          "LAW" means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, license, concession, directive, guideline, policy or rule of common law, requirement of, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Body, whether now or hereafter in effect.

          "MAXIMUM DAILY CAPACITY" means 600 tons of Feedstock.

          "MOLASSES DESUGARIZATION FACILITY" or "MDS FACILITY" has the meaning set forth in the third "Whereas" clause hereof.

          "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement dated as of June 3, 1998 between the Company and Crystech Senior Lender Trust.

          "NOTEHOLDERS" means as of the date hereof, Crystech Senior Lender Trust and thereafter any holder of the Notes issued under the Note Purchase Agreement.

          "NOTICE OF BREACH" means a notice given by one Party to the other, pursuant to Section 2.3 or 2.4 (as applicable) in the event such Party believes such other Party to be in breach of any of its obligations under this Agreement.

          "O&M AGREEMENT" means the Operation and Maintenance Agreement dated as of the date hereof between the Company and the Operator.

          "OFF-SPEC FEEDSTOCK" has the meaning set forth in Section 5.1.

          "OPERATION" means the ownership, occupation, repair, operation, maintenance, use and financing of the Molasses Desugarization Facility.

          "OPERATOR" means Customer, in its capacity as Operator under the O&M Agreement.

          "PARTY" or "PARTIES" has the meaning set forth in the introduction hereto.

          "PAYMENT DATE" means the Day that is the first Business Day of each calendar month in each year commencing with the first such date occurring after the Start Date.

          "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, any unincorporated organization, and any Governmental Body.

          "POINT OF RECEIPT" means the point at which the flange coupling of Customer's Feedstock delivery pipeline joins the flange coupling of the Company's Feedstock storage tank at the MDS Facility.

          "POINT OF REDELIVERY" means, with respect to any Tolling Product, the point at which the coupling flange of the Company's pipeline dedicated to transporting such Tolling Product out of the Molasses Desugarization Facility joins the coupling flange of the corresponding pipeline of Customer in the ACS Hillsboro Complex.

          "PROCESS" means to process Feedstock using chromatographic separation (whether through a single loop or double loop separation) as described more fully in the EPC Contract and the Idreco License referred to therein. The terms "Processed" and "Processing" shall have the correlative meanings.

          "PROVISIONAL PERFORMANCE ACCEPTANCE" has the meaning specified in the EPC Contract.

          "RECOVERY RATE" means, for any Tolling Period, the rate at which Feedstock is Processed by the Company as calculated in accordance with Schedule 2.3.

          "START DATE" means the date by which the Company has achieved a Recovery Rate of at least 72% and has notified Customer pursuant to Section 3.3 that the Molasses Desugarization Facility is ready to commence receiving Feedstock.

          "SUGAR EXTRACT" means ________________.

          "TERMINATION DATE" means the date on which this Agreement is terminated pursuant to Article 2.

          "TOLLING FEE" has the meaning set forth in Section 6.1.

          "TOLLING PERIOD" means initially the period beginning with and including the Start Date and ending immediately prior to the first Payment Date and thereafter each period beginning with a Payment Date and ending immediately prior to the next succeeding Payment Date.

          "TOLLING PRODUCT" means Sugar Extract, betaine (if any) and raffinate.

          "TOLLING SERVICES" has the meaning set forth in the fourth "Whereas" clause of this Agreement.

          "UTILITIES" means electric energy, water, steam and compressed air.

          "WINDING UP" means, with respect to any Person, the occurrence of any of the following: (a) such Person shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or administrator of itself or of all or a substantial part of its property, (ii) be generally unable to pay its debts as such debts become due,
(iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the United States Bankruptcy Code, (vii) take any action under the laws of its jurisdiction of incorporation (or any other jurisdiction) analogous to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; (b) a proceeding or case shall be commenced, without the application or consent of such Person in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator, administrator or the like of it or of all or any substantial part of its properties, or (iii) similar relief in respect of it, under any law providing for the relief of debtors and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or an order for relief shall be entered in an involuntary case under the United States Bankruptcy Code against such person; or action under the laws of the jurisdiction of incorporation or organization of such Person analogous to any of the foregoing shall be taken with respect to such Person and shall continue unstayed and in effect for any period of 90 consecutive days; or (c) any event with respect to such Person occurs which, under the laws of any jurisdiction or any political subdivision of any jurisdiction, has an effect similar to any of the events referred to in subsection (a) or (b) above.

          "WORKING CAPITAL FACILITY" means the Loan Agreement dated May 11, 1998 between St. Paul Bank for Cooperatives and Customer, as amended, and any refinancing or replacement thereof.

          "YEAR" means a period of 12 months beginning at 24:00 midnight on August 31 and ending at 24:00 midnight on the subsequent August 31; PROVIDED that in the respect of the first or last year of the term, the term "Year" means only the portion of such fiscal year included in the term.


                                   ARTICLE 2
                                     TERM

          Section 2.1 TERM. This Agreement shall be effective as of the date hereof and shall continue in effect for a period of twelve years unless (a) such term is extended by mutual written consent of the Parties, (b) terminated by mutual written consent of the Parties or (c) terminated by the Company pursuant to Section 2.2 or by Customer pursuant to Section 2.3.

          Section 2.2 TERMINATION BY THE COMPANY. The Company may terminate this Agreement (and written notice of such termination shall be given to Customer) only upon the occurrence and continuance of any of the following events:

          (a) the Noteholders exercise their rights to foreclose on the MDS Facility following an Event of Default (as defined in the Note Purchase Agreement) caused directly by a breach of this Agreement by Customer;

          (b) Customer fails to pay any amount due and payable to the Company in accordance with this Agreement and such amount continues unpaid for 10 Days after a Notice of Breach thereof has been delivered to Customer;

          (c) any representation or warranty of the Customer herein shall be materially incorrect when made; or

          (d)  any Winding Up of the Customer.

          Section 2.3 TERMINATION BY CUSTOMER. Customer may terminate this Agreement (and written notice of such termination shall be given to the Company and the Noteholders) only upon the occurrence and continuance of each of the following events:

          (a) The average Recovery Rate for three consecutive Tolling Periods shall be less than 72% and Customer shall have given prompt notice of such Recovery Rate to the Company and the Independent Engineer;

          (b) The Independent Engineer shall have verified within 30 days of the end of such third Tolling Period that the MDS Facility shall continue to fail to Process Feedstock at a 72% Recovery Rate other than by reason of operational failure by the Operator (it being understood that there shall be a presumption that such Recovery Rate failure is attributable to operational failure by the Operator); and

          (c) The Company shall not have cured such failure of the MDS Facility to Process Feedstock at a Recovery Rate of not less than 72% within 180 days of the date from which Customer shall have given notice to the Company and the Independent Engineer pursuant to Section 2.3(a).

          Section 2.4 CONTINUING OBLIGATION TO PAY TOLLING FEE. Notwithstanding the foregoing, Customer shall continue to pay all Tolling Fees until it shall have terminated this Agreement in accordance with Section 2.3, regardless of whether Customer delivers Feedstock to the Point of Receipt.

          Section 2.5 EFFECTS OF TERMINATION. Termination of this agreement, for any reason, shall not discharge either Party from any obligation it owes to the other Party under this Agreement by reason of any transaction, loss, cost, damage, expense, indebtedness or liability that shall occur or arise (or the circumstances, events, or basis of which shall occur or arise) prior to any such termination. It is the intent of the Parties that any such obligation owed (whether the same shall be known or unknown at the time this Agreement was terminated or whether the circumstances, events or basis of the same shall be known or unknown at such termination) shall survive such termination.

                                   ARTICLE 3
                             PROVISION OF TOLLING
                    SERVICES; FEEDSTOCK DELIVERY; UTILITIES

          Section 3.1 TOLLING SERVICES. Subject to the provisions of this Agreement, beginning on the Start Date and continuing throughout the term of this Agreement, the Company shall provide to Customer and Customer shall pay for Tolling Services as provided herein. The Company shall notify when the Molasses Desugarization Facility is ready to commence receiving (or has received) Feedstock, which notice the Company shall not give without the concurrence of the Independent Engineer and Customer. The MDS Facility shall be deemed to be ready to receive Feedstock once the MDS Facility has achieved a Recovery Rate of at least 72%, regardless of any remedial action taken thereafter in accordance with the EPC Contract.

          Section 3.2    DELIVERY OF FEEDSTOCK AND REDELIVERY OF TOLLING
PRODUCT.

          (a) Subject to the Company's curtailment rights under Article 9, Customer may deliver to the Point of Receipt quantities of Feedstock to be Processed by the Company at the Molasses Desugarization Facility; PROVIDED Customer may not deliver more than the Maximum Daily Capacity unless the MDS Facility is capable of Processing such additional Feedstock without adversely affecting the reliability or useful life of the MDS Facility.

          (b) After receiving Customer's Feedstock at the Point of Receipt, the Company shall be deemed to be in control and possession of said Feedstock and Tolling Product Processed therefrom until it is redelivered to Customer at the applicable Point of Redelivery. Notwithstanding the above, unless otherwise specified herein, title to and risk of loss with respect to Feedstock delivered by Customer to the Company under this Agreement shall remain with Customer, even during periods when it is in the possession and control of the Company.

          (c) With respect to Customer's Feedstock to be delivered to the Point of Receipt and Tolling Product to be redelivered by the Company to Customer at the applicable Point of Redelivery, Customer shall be responsible for making all necessary arrangements, and provide at its sole cost and expense all equipment and labor, to deliver Feedstock to the Point of Receipt and transport all Tolling Extract from the Points of Redelivery. Subject to Section 7.4, Customer shall be responsible for, and shall hold the Company harmless from, all costs associated with delivering Feedstock to the Company at the Point of Receipt.

          (d) Customer covenants that it will have good, valid, and marketable title to all Feedstock delivered to the Point of Receipt, free and clear of all liens, encumbrances, and claims whatsoever, and other than inchoate liens, charges or encumbrances arising by operation of Law and other than Liens arising under the Working Capital Facility and shall maintain such title. Customer shall indemnify, defend and hold the Company harmless from and against all suits, actions, damages, costs, losses, and expenses arising from or out of adverse claims of any Person relating to Feedstock delivered to the Point of Receipt for Customer's account or any Tolling Product extracted therefrom, including claims for any taxes, fees, tariffs or other charges applicable to such Feedstock or Tolling Product or to the receipt thereof by the Company.

          (e) To the extent the Company Processes Feedstock (including any Off-Spec Feedstock and all Feedstock Processed in connection with the testing of the Molasses

Desugarization Facility contemplated by the EPC Contract), Customer shall have no right to reject redeliveries of Tolling Product Processed therefrom.

          Section 3.3 FEEDSTOCK DELIVERY. Customer will comply with all applicable safety laws, rules and regulations in delivering Feedstock to the Company. Customer may request that the Company, at Customer's sole cost and expense, make alterations to the Molasses Desugarization Facility that are necessary to ensure that the equipment Customer uses to deliver Feedstock to the Company is compatible with the Molasses Desugarization Facility; PROVIDED, HOWEVER, in no event shall the Company be obligated or required to make any material alternation to the Molasses Desugarization Facility in order to accommodate Customer's Feedstock delivery equipment if in the opinion of the Company or the Independent Engineer such alteration could reasonably be expected to reduce the reliability or useful life of the MDS Facility.

          Section 3.4 TESTING; OBLIGATIONS OF THE COMPANY AT MDS FACILITY; OPERATIONAL COORDINATION. Customer shall deliver to the Company (at Customer's sole cost and expense) at the Point of Receipt a sufficient quantity of Feedstock to permit the Company to perform all testing required under the EPC Contract to achieve Provisional Performance Acceptance.

          Section 3.5 UTILITIES. Customer shall make available to the Company all Utilities necessary or required for the Operation of the MDS Facility.

          Section 3.6 SCHEDULING OF MAINTENANCE. The Company shall have the right to interrupt or to discontinue Tolling Services in whole or in part, from time to time, in order to repair, maintain or improve the Molasses Desugarization Facility. The Company shall provide prior notice to Customer, to the extent reasonably practicable, of any such curtailment, interruption, or discontinuance. The Company shall schedule repairs, construction, and maintenance activities so as to reasonably minimize disruptions of Tolling Services to Customer, and shall provide to Customer no later than August 31 of each Year a non-binding schedule of planned repair, construction, and maintenance activities for the following Year.

          Section 3.7 EXCLUSIVE ARRANGEMENTS. Until the termination of this Agreement in accordance with Article 2, the Company shall not Process any Feedstock other than Feedstock delivered by Customer for Processing pursuant to the terms set forth herein.


                                   ARTICLE 4
                                  OPERATIONS

          Subject to the provisions of this Agreement, the Company will, or will cause the Operator to, operate the Molasses Desugarization Facility consistent with prudent industry practices and otherwise in a manner sufficient to receive and Process Feedstock of Customer and redeliver Tolling Product in accordance herewith.

                                   ARTICLE 5
                           FEEDSTOCK SPECIFICATIONS

          Section 5.1 FEEDSTOCK QUALITY. The Feedstock delivered by Customer and received by the Company at the Point of Receipt shall be of a quality that meets the requirements set forth in Schedule 5.1 hereto (the "FEEDSTOCK SPECIFICATIONS"). Any Feedstock that does not conform to the Feedstock Specifications shall be referred to as "OFF-SPEC FEEDSTOCK".

          Section 5.2    FAILURE OF FEEDSTOCK TO CONFORM TO SPECIFICATIONS.

          (a) Each Party shall notify the other as soon as reasonably practicable of any existing or anticipated failure of the Feedstock to conform to the Feedstock Specifications, giving the details of the variance and the cause thereof.

          (b) At Customer's request, the Company shall use commercially reasonable efforts (which efforts shall not require the Company to apply for, or seek to amend or to modify, any Governmental Approval or reduce the useful life of the MDS Facility) to take delivery of and Process any Off-Spec Feedstock, and Customer shall reimburse the Company for all costs incurred (over and above those normally incurred) in receiving and Processing Off-Spec Feedstock.



                                   ARTICLE 6
                               RATES AND BILLING

          Section 6.1 TOLLING FEE. Unless Customer has terminated this Agreement in accordance with Section 2.3 as permitted thereby, Customer shall pay to the Company pursuant to Section 6.3 a monthly fee (the "TOLLING FEE") on each Payment Date, for the Tolling Period ending immediately prior to such Payment Date, and on the Termination Date, for the period commencing with and including the Payment Date immediately prior to the Termination Date through and including such Termination Date, in accordance with the following formula:

          TF(n)  =    DFC(n) + EFC(n) + OMC(n)

     where:

          TF     =    Tolling Fee for such period.

          n      =    the Payment Date.

          DFC(n) = Debt Financing Charge (in Dollars) for such period which amount includes all amounts due and owing as of such Payment Date under the Note Purchase Agreement (excluding amounts becoming due solely as a result of the Noteholders' accelerating the Notes issued under the Note Purchase Agreement directly as a result of Customer's terminating this Agreement in accordance with Section 2.3 as permitted thereby), the amount the Company is obligated to deposit in the Debt Service Reserve Account on such

                      Payment Date and all amounts due and owing with respect to the Subordinated Debt.

          EFC(n) = Amounts (in Dollars) owed by the Company under Section 4.2 of the Limited Liability Company Agreement due and owing as of such Payment Date.

          OMC(n) = All administrative, operating and maintenance costs of whatever nature of the Company due and owing as of such Payment Date.

          All Tolling Fees shall be payable without withholding, setoff or deduction regardless of any events or occurrences whatsoever (whether or not within the control of the Parties) and whether or not Customer has delivered any Feedstock to the MDS Facility and shall not be reduced for any reason other than as permitted by Section 2.3.

          Section 6.2    BILLING.

          (a) On or before each Payment Date and on the Termination Date, the Company shall provide Customer with an invoice for amounts owed by Customer to the Company for all Tolling Fees payable by Customer on such Payment Date or Termination Date (as the case may be).

          (b) Any dispute between the parties regarding the amount included in any invoice will be resolved in accordance with Article 12.

          Section 6.3 OPERATING COSTS PRIOR TO START DATE. Customer shall pay to the Company all amounts payable by the Company under the O&M Agreement for operation and maintenance charges incurred prior to the Start Date in connection with achieving Provisional Performance Acceptance not later than the date such payments are required to be made to the Operator under the O&M Agreement as notified to ACS by the Company.

          Section 6.4    PAYMENTS.

          (a) Customer shall pay all invoices submitted to it pursuant to this Agreement and all Tolling Fees in full when due without setoff, deduction or withholding by wire transfer to an account specified by the Company and in immediately available funds.

          (b) Unless any amount to be paid is disputed in good faith and is to be resolved in accordance with Article 12, to the extent Customer fails to pay any amount required under this Article 6 by the due date, such unpaid amount shall accrue interest each Day at the Late Payment Rate from the due date until such amount (plus accrued interest) is paid in full.



                                   ARTICLE 7
                                  MEASUREMENT

          Section 7.1 METERING FACILITIES. Prior to the Start Date, the Company will install, at Customer's expense, at or near the Point of Redelivery for the applicable Tolling Product, reasonably accurate meters available with a redundancy and accuracy of not less than

1% and other equipment as is necessary to measure the volume of Tolling Product redelivered hereunder (the "INCREMENTAL METERING EQUIPMENT"). In the event the Incremental Metering Equipment is out of service, or registering inaccurately, the volumes of Tolling Product delivered hereunder shall be estimated as follows, in descending order of priority:

          (a) By using the registration of any check meter or meters if installed and accurately registering; or

          (b) By correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculation; or

          (c) By estimating the quantity of Tolling product delivered during prior periods under similar conditions when any meter was registering accurately.

          Section 7.2 PRESERVATION OF RECORDS. The Company shall preserve for a period of at last two years all test data, charts, and other similar records regarding the measurement of Sugar Extract redelivered hereunder.


                                   ARTICLE 8
                                 FORCE MAJEURE

          Section 8.1 DEFINITION OF FORCE MAJEURE. For purposes of this Agreement, "FORCE MAJEURE" means any cause beyond the reasonable control of and not the fault or negligence of the Party claiming the Force Majeure. An event of Force Majeure shall excuse the performance under this Agreement of the Party claiming Force Majeure (including, in the case of the Company, Processing Feedstock at a Recovery Rate of at least 72%) if such event causes the nonperformance or inability to perform. Except as provided in Section 8.3, the Parties shall be excused from performing hereunder (other than indemnification and payment obligations, including, without limitation, Tolling Fees), and shall not be liable in damages or otherwise for nonperformance, in each case, to the extent the nonperformance or inability to perform is due to a Force Majeure event.

          Section 8.2 EXAMPLES OF FORCE MAJEURE. Provided that the provisions of Section 8.1 are met, Force Majeure events include, but are not limited to, the following: acts of God; strikes; acts of public enemy; war; blockades; boycotts; riots; insurrections; epidemics; earthquakes; storms; floods; civil disturbances; fires; explosions; binding orders; and directives or regulations of any court, or duly constituted government authorities having jurisdiction, that have been resisted in good faith by all reasonable legal means. The specific Force Majeure events listed in the prior sentence shall not be construed as excluding any other event as long as such event meets the provisions of Section 8.1.

          Section 8.3 CONSEQUENCES OF FORCE MAJEURE. If a Party is rendered wholly or partly unable to perform its obligations under this Agreement due to a Force Majeure, that Party shall be excused from whatever performance is affected by the Force Majeure to the extent so affected, provided that: (i) the non-performing Party, within 10 Days after the occurrence of, or such Party's discovery of, the Force Majeure, gives the other Party written notice describing the particulars of the occurrence and its estimated duration; (ii) the suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure, consistent with prudent industry, engineering and maintenance practices, to remedy its inability to perform and resume in full its performance under this Agreement, provided that this obligation shall not require the settlement of any strike, walkout, or other labor dispute on terms that, in the sole judgment of the Party involved in the dispute, are contrary to its best interest. Nothing in this Article 8 shall relieve either Party of its obligation to perform its indemnification and payment obligations pursuant to this Agreement, including the payment of Tolling Fees.

                                   ARTICLE 9
                                  CURTAILMENT

          Section 9.1 CURTAILMENT RIGHTS. The Company shall have the right to curtail, interrupt, or discontinue Tolling Services in whole or in part from time to time and at any time (but not more than necessary) (a) for reasons of Force Majeure, (b) to the extent necessary in the Company's reasonable judgment to comply with applicable Laws, (c) to the extent necessary in the Company's reasonable judgment to perform emergency maintenance of the MDS Facility and for ordinary course maintenance and (d) to the extent necessary in the Company's reasonable judgment to protect Persons and property, including the MDS Facility, from harm or damage due to operational or safety conditions.

          Section 9.2 NOTICE OF CURTAILMENT. The Company shall promptly provide Customer with a notice of curtailment or interruption at the time and in a manner that is reasonable under the existing conditions, but the failure to provide such prompt notice shall not affect the Company's right to effect or continue such curtailment or interruption. Customer shall have the responsibility to inform its suppliers, downstream customers and all others involved in the transaction as to any curtailment or interruptions.


                                   ARTICLE 10
                            LIABILITIES AND INSURANCE

          Section 10.1 LOSS RESPONSIBILITIES. As between Customer and the Company, Customer shall be in possession and control of Feedstock and Sugar Extract covered by this Agreement (a) prior to receipt of Feedstock by the Company at the Point of Receipt and (b) after redelivery of Sugar Extract by the Company to Customer at the Point of Redelivery with respect to Sugar Extract, and Customer shall indemnify, defend, and hold the Company harmless from any damage or injury, liability, or claim caused by or relating to Feedstock or Sugar Extract while in Customer's possession and control, except for damages and injuries caused by or relating to Feedstock or Sugar Extract while in Customer's possession and control and arising from the gross negligence or willful misconduct of the Company or as otherwise provided herein. The Company shall be in possession and control of the Feedstock and Sugar Extract covered by this Agreement after the receipt of Feedstock at the Point of Receipt and until redelivery of the Sugar Extract at the Point of Redelivery with respect to the Sugar Extract, and the Company shall indemnify, defend, and hold Customer harmless from any damage or injury, liability, or claim caused by or relating to Feedstock or Sugar Extract while in the Company's possession and control, except for damages and injuries caused by or relating to Feedstock or Sugar Extract while in the Company's possession and control and arising from the gross negligence or willful misconduct of Customer or as otherwise provided herein; provided that

Customer may recover under this indemnity solely out of funds available from the proceeds of the Tolling Fees payable hereunder and liability insurance proceeds.

          Section 10.2 CUSTOMER LIABILITY FOR DAMAGES. Customer recognizes and agrees that its failure to take redelivery of Sugar Extract Processed for Customer's account under this Agreement shall damage the Company. Therefore, Customer will pay the Company for any and all costs arising from such failure.

          Section 10.3 LIMITATION OF LIABILITIES. Except as expressly provided for in this Agreement, no party hereto or any of its Affiliates or any of their respective directors, officers, shareholders, partners, employees, agents, and representatives or any of their respective heirs, successors, and assigns shall in any event be liable to the other party or any of its Affiliates or any of their respective directors, officers, shareholders, partners, employees, agents, and representatives or any of their respective heirs, successors, and assigns for claims for incidental, consequential, indirect, special, punitive, or exemplary damages to persons or property, whether arising in tort, contract or otherwise, connected with or resulting from performance or nonperformance, under this agreement, including, without limitation, claims made by either Party's customers or suppliers, or claims made by unaffiliated persons.


                                  ARTICLE 11
                                  ASSIGNMENT

          Section 11.1 ASSIGNMENT BY CUSTOMER. Customer shall not assign or transfer any of its rights, benefits, obligations, or duties under this Agreement without the prior written consent of the Company and the Noteholders, provided that Customer may assign its rights hereunder to St. Paul Bank for Cooperatives (or a successor lender to ACS that executes a consent and agreement substantially similar to the St. Paul Bank Consent) as collateral security for its obligations under the Working Capital Facility (or a successor working capital facility for Customer).

          Section 11.2 ASSIGNMENT BY THE COMPANY TO NOTEHOLDERS. The Company may, without the consent of Customer, assign its rights and benefits but not its obligations and duties under this Agreement to the Noteholders as collateral security in order to obtain financing, provided that the Company shall not be relieved of its responsibility to carry out its duties and obligations under this Agreement. Customer agrees to execute a consent to the collateral assignment of this Agreement to the Noteholders (or their agent), as may be reasonably requested by the Noteholders. Customer shall send to the Noteholders at the addresses listed in Section 14.12 copies of all notices of default sent to the Company pursuant to this Agreement.

          Section 11.3 TRANSFER, ASSIGNMENT, OR SALE OF INTEREST IN MDS FACILITIES. The Company shall ensure that any purchaser, assignee, or transferee of the Company's interest in the Molasses Desugarization Facility shall expressly assume the Company's rights, duties, and obligations under this Agreement.

                                  ARTICLE 12
                              DISPUTE RESOLUTION

          Section 12.1   DISPUTES.

          (a) Subject to Section 12.1(c), the Parties agree to make a diligent, good faith attempt to resolve all disputes before either Party commences arbitration with respect to the subject matter of any dispute. If the representatives of the Parties are unable to resolve a dispute within 10 Days after notice of the existence of the dispute from one Party to the other (the "DISPUTE NOTICE"), either Party may, by a second notice to the other Party, submit the dispute to the chief executive officers of the Company and Customer (collectively, "CEO'S"). A meeting date and place shall be established by mutual agreement of the CEO's. However, if the Parties are unable to agree, the meeting shall take place at the ACS Hillsboro Complex, 5 Days after the date of such second notice. The CEO's shall meet in person and shall in good faith attempt to resolve the dispute.

          (b) If such dispute involves in whole or in part (i) a technical engineering issue, then the CEO's will in good faith attempt to appoint a suitably experienced and qualified independent engineering firm reasonably satisfactory to each of them, (ii) a legal issue, then the CEO's will in good faith attempt to appoint an independent lawyer or law firm reasonably satisfactory to each of them, or (iii) a financial issue, then the CEO's will in good faith attempt to appoint a financial advisor or investment bank satisfactory to each of them, in each case to act in relation to such dispute and to render a recommendation in respect thereof.

          (c) If the dispute remains unresolved 5 Days following such meeting or the receipt of such recommendation, as the case may be, either Party may commence arbitration. Nothing herein shall prevent a Party from commencing arbitration at any time (i) when the delay required for performance hereunder might materially and adversely affect such Party's interest; (ii) when the other Party fails to fulfill its obligations under this Article 12; or (iii) after the expiration of 90 Days after issuance of the Dispute Notice.

          (d) The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitral tribunal shall consist of 3 arbitrators. Each Party shall appoint one arbitrator with, in the case of a dispute of a technical nature, knowledge and experience in such technical matters. The two arbitrators so appointed shall appoint the third arbitrator who shall serve as the chairman of the arbitral tribunal. If a Party fails to appoint its arbitrator within a period of 10 Days after receiving notice of the arbitration, or if the two arbitrators appointed cannot agree on the third arbitrator within a period of 10 days after appointment of the second arbitrator, then such arbitrator shall be appointed by the Arbitration Committee of the AAA.

          (e) In the event that the Arbitration Committee of the AAA is required or requested hereunder to appoint an arbitrator, it shall appoint only a person who has knowledge and experience in technical matters and with experience in commercial agreements and, in particular, the implementation and interpretation of contracts relating to the operation of food processing facilities. No arbitrator shall be a present or former employee or agent of, or consultant or counsel to, either Party or any Affiliate thereof or any Governmental Body.

          (f) The arbitration shall be conducted in either New York, New York or Minneapolis, Minnesota and the arbitrators shall decide the dispute by majority of the arbitral tribunal and shall state in writing the reasons for its decision. Any monetary award of the arbitral tribunal shall be denominated and payable in Dollars and in immediately available funds.

          (g) The Parties hereto hereby waive any rights to appeal or to review of such award by any court or tribunal. The Parties further undertake to carry out without delay the provisions of any arbitral award or decision, and each agrees that any such award or decision may be enforced by any competent tribunal. Either Party may publicize or otherwise disclose to others the contents of any decision of the arbitral tribunal.

          (h) The costs of such arbitration shall be determined by and allocated between the Parties by the arbitral tribunal in its award.


          Section 12.2 CONTINUATION OF PERFORMANCE. Unless otherwise agreed in writing, the Company and Customer shall continue to perform their respective obligations hereunder during any proceeding by the Parties in accordance with this Article 12.

          Section 12.3 NO LIMIT ON REMEDIES. No provision of Article 12 shall be construed to prevent or preclude either Party from exercising, any of its respective rights or remedies set forth in Article 2 or any other provision hereof.


                                  ARTICLE 13
                       REPRESENTATIONS AND WARRANTIES;
                       ADDITIONAL COVENANTS OF CUSTOMER

          Section 13.1 REPRESENTATIONS AND WARRANTIES OF CUSTOMER. Customer represents and warrants to the Company for its benefit and the benefit of the Noteholders that:

          (a) Customer is a cooperative duly organized and in good standing under the laws of the State of Minnesota. Customer is fully experienced and properly licensed, equipped, and in all ways competent and qualified to own and operate the ACS Hillsboro Complex and perform all aspects of the services required in connection therewith.

          (b) This Agreement constitutes the legal, valid and binding obligation of Customer, enforceable against Customer in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

          (c) The execution, delivery and performance of this Agreement by Customer has been duly authorized by all requisite action and will not conflict with any provisions of any Law, or any agreement or instrument to which it is a party or by which it, its property or assets may be bound or affected.

          (d) Customer is the holder of all necessary Governmental Approvals required to operate or conduct its business as contemplated herein and to own, operate and maintain the ACS Hillsboro Complex.

          (e) Neither the execution and delivery by Customer of this Agreement, nor the consummation by Customer of any of the transactions contemplated hereby, requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of any Governmental Body, except those which have been duly obtained and are in full force and effect or not yet required, but which Customer believes will be readily obtainable in the ordinary course of business upon due application therefor.

          (f) Customer is aware of all the legal requirements and business practices that must be followed in performing its obligations hereunder and, in connection with the ownership, maintenance and operation of the ACS Hillsboro Complex, will conform with such requirements and practices and is and will remain in compliance with all Laws, Governmental Approvals and prudent operating practices.

          (g) Customer is financially solvent, able to pay its debts as they mature and possesses sufficient working capital to complete its obligations under this Agreement.

          (h) Customer is not a party to any legal, administrative, arbitral, investigatorial or other proceeding or controversy pending, or to the best of its knowledge, threatened, that would adversely affect its ability to perform its obligations hereunder.

          (i) Customer holds, or is expressly authorized under all patent, copyright or trademark rights, licenses, franchises and other intellectual property necessary to perform its obligations hereunder and to own, maintain and operate the ACS Hillsboro Complex. Customer shall pay any royalties and license fees associated with all such proprietary rights for the full term hereof.


          Section 13.2 COVENANTS OF CUSTOMER. Customer will be, prior to the performance of the Tolling Services hereunder, the holder of all Federal, state and local and other governmental consents, licenses, permits or other authorizations required to permit it to operate or conduct its business at the time as contemplated by this Agreement.


                                  ARTICLE 14
                                MISCELLANEOUS

          Section 14.1 AMENDMENT. This Agreement, including the Appendices hereto, may be amended only by agreement between the Parties in writing.

          Section 14.2 WAIVER. The failure of either Party to insist in any one or more instances upon strict performance of any provisions of this Agreement, or to take advantage of any of its rights hereunder, shall not be construed as a waiver of any such provisions or the relinquishment of any such right or any other right hereunder, which shall remain in full force and effect.

          Section 14.3 HEADINGS. The headings contained in this Agreement are used solely for convenience and do not constitute a part of the Agreement between the Parties, nor should they be used to aid in any manner in the construction of this Agreement.

          Section 14.4 BENEFICIARIES. This Agreement shall be binding upon and is intended solely for the benefit of the Parties hereto and their successors and permitted assigns. Nothing in this Agreement shall otherwise be construed to create any duty to, or standard of care with reference to, or any liability to, any Person not a Party to this Agreement.

          Section 14.5 RELATIONSHIP OF PARTIES. This Agreement shall not be interpreted or construed to create an association, joint venture, or partnership between the Parties or to impose any partnership obligation or liability upon either Party. Neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other Party.

          Section 14.6 SURVIVAL OF INCURRED OBLIGATIONS. Cancellation, expiration, or earlier termination of this Agreement shall not relieve the Parties of obligations incurred prior to, or as a result of, such cancellation, expiration or earlier termination of this Agreement, which by their nature should survive such events, including without limitation warranties, remedies and promises of indemnity.

          Section 14.7 REASONABLENESS IN PERFORMANCE. Each Party to this Agreement covenants that, except to the extent that a particular provision of this Agreement expressly creates a different standard, it will be reasonable with respect to the timing and substance of any exercise of its respective rights, obligations, duties, and directions in implementing this Agreement, including, without limitation, the making of and satisfying of requests, the issuance and withholding of consents and findings of acceptability or satisfaction, the incurrence of costs that are the responsibility of the other Party, and the provisions of notice to the other Party (and the Noteholders, if applicable).

          Section 14.8 WAIVER OF BREACH. Either Party may waive breach of this Agreement by the other Party, provided that no waiver by or on behalf of a Party of any breach of this Agreement shall take effect or be binding on that Party unless the waiver is in writing. A waiver of breach shall be effective only for the Party providing such waiver and shall extend only to the particular breach waived, and shall not limit or otherwise affect the rights of the Party providing such waiver with respect to any other or future breach.

          Section 14.9 MERGER. This Agreement is intended by the Parties as the final expression of their agreement regarding the provision of Tolling Services hereunder. All prior written or oral understandings, offers, or other communications of any kind pertaining to such matters and all other matters set out herein are hereby abrogated and withdrawn.

          Section 14.10 SEVERABILITY. If any provision hereof shall be held invalid, illegal or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof, and the Parties shall undertake, with all due diligence, to reform said provision in a manner that most closely comports to the original intent thereof as expressed in this Agreement.

          Section 14.11 CHOICE OF LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota.

          Section 14.12 NOTICES. All notices and other communications between the Parties under this Agreement and to the Noteholders, unless specifically provided otherwise, shall be in writing and shall be deemed duly given upon receipt after being delivered by hand or sent by registered or certified mail, return receipt requested, postage prepaid or by recognized overnight courier or by telecopy, addressed to the Noteholders as provided in the Note Purchase Agreement and otherwise as follows:

          CUSTOMER:
          American Crystal Sugar Company
          101 North 3rd Street
          Moorhead, MN  56560-1990

          Attention:  President
          Telephone:  218-236-4400
          Telecopy:  218-236-4422

          COMPANY:
          Crystech, LLC
          c/o American Crystal Sugar Company
          101 North 3rd Street
          Moorhead, MN  56560-1990

          Attention:  President
          Telephone:  218-236-4400
          Telecopy:  218-236-4422

          Section 14.13 COUNTERPARTS. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original.

          Section 14.14 SUBMISSION TO JURISDICTION. Each Party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New York and all courts of appeal from them and waives any objection that such Party may now or in the future have to the bringing of proceedings in those courts and any claim that such proceedings have been brought in an inconvenient forum.

          Section 14.15 FURTHER ASSURANCES.. If either Party reasonably determines that any further instrument or any other acts or things are necessary or desirable to carry out the terms of this Agreement, the other Party shall execute and deliver all such instruments and assurances and do all such things as the first Party reasonably deems necessary or desirable to carry out the terms of this Agreement (at the cost of the first Party).

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                       CRYSTECH, LLC



                                       By /s/ Marcus F. Richardson
                                         ----------------------------------
                                         Title: CHAIRMAN



                                       AMERICAN CRYSTAL SUGAR COMPANY



                                       By /s/ Sam S. M. Wai
                                         ----------------------------------
                                         Title: Assist. Treasurer

                                 SCHEDULE 2.3
                                 ------------


The Recovery Rate will be calculated as follows:

           (Bm)(1-Qm)(Mm)(Za)
          -------------------- (100%) = System Performance %P
          (.80)(1-.60)(600)(.81)

Where:    Bm  =   Actual Brix of the feed molasses
          Qm  =   Actual true purity of feed molasses
          Mm  =   Actual tons of molasses worked
          Za  =   Z=(R)(1-(Qg-Qe)(Qs)/1-Qs)(Qc))

where:    Za  =   Overall recovery of sucrose or the percentage of the sugar in the feed molasses that will be recovered as granulated
                  sugar.
          R   =   Measured recovery of the separators or the percentage of the sugar in the feed molasses that ends up in the extract.
          Qg  =   Purity of the granulated sugar or 100%
          Qc  =   Purity of the extract
          Qs  =   Purity of the secondary molasses or the purity of the
                  molasses that the sugar end will make when processing extract.
                  (This is set at 62.5% to eliminate the effect of poor sugar end operation.)

                                 SCHEDULE 5.1

                           FEEDSTOCK SPECIFICATIONS


Feedstock delivered by Customer shall be molasses that has:

          -    a maximum of one percent (1%) invert sugars
          -    less than 5 meq hardness per 100 Refractometric Dry Substance
          -    maximum color of 70,000 ICUMSA units at 420nm
          - free of foam oils based on polypropylene glycol polymers or oligomers or foam oils that have a strong affinity for organic polymer chains